EXHIBIT 10.5

EXECUTION COPY

GUARANTY OF NEW CENTURY FINANCIAL CORPORATION

THIS GUARANTY, dated September 5, 2003, is given by New Century Financial Corporation (the “Guarantor”) in favor of Citibank, N.A., (“Citibank” or the “Bank”).

WHEREAS, Citibank and NC Capital Corporation (the “Counterparty”) have entered into an ISDA Master Agreement (the “Master Agreement”) dated as of September 5, 2003, and anticipate entering into one Transaction thereunder which will be confirmed by a Confirmation (the Master Agreement, including any Schedule thereto, together with such Confirmation being herein referred to collectively as the “Agreement”) and to induce Citibank to enter into such Transactions the Guarantor shall guarantee payment of the obligations of the Counterparty under the Agreement in accordance with the following terms:

1. Definitions. For purposes of this Guaranty, capitalized terms used but not defined herein have the meanings that they have in the Agreement.

2. Guaranty. (a) The Guarantor hereby unconditionally guarantees, as primary obligor and not merely as surety, the punctual payment when due, whether on a Scheduled Payment Date or the Early Termination Date, of all obligations (now or hereafter existing) of the Counterparty to Citibank under the Transactions and the Agreement (“Obligations”), together with any and all expenses referred to under Section 11 of the Master Agreement incurred by Citibank in enforcing Citibank’s rights under this Guaranty including reasonable fees of legal counsel.

(b) This Guaranty is unconditional and shall not be affected by the genuineness, validity, regularity or enforceability of the Obligations or any instrument evidencing any Obligations, or by the existence, validity, enforceability, perfection, or extent of any collateral therefor, or by any circumstance relating to the Obligations which might otherwise constitute a defense to this Guaranty. This Guaranty is absolute and unconditional and shall remain in full force and effect and be binding upon the Guarantor and its successors and assigns.

(c) This is a guaranty of payment and not a guaranty of collection, and the Guarantor agrees that the Bank may resort to the Guarantor for payment of any of the Obligations whether or not the Bank has proceeded against any other obligor principally or secondarily liable for any Obligations, including the Counterparty, or against any collateral for the Obligations, and whether or not the Bank has pursued any other remedy available to it. The Bank shall not be obligated to file any claim relating to the Obligations, including any claim in the event that the Counterparty becomes subject to a bankruptcy, reorganization or similar proceeding, and the failure of the Bank to file any such claim shall not affect the Guarantor’s obligations hereunder. The Guarantor also specifically waives all presentments, demands for performance, notices of nonperformance, protests, notices of protest, notices of dishonor, notices of acceptance, and all other notices whatsoever with respect to this Guaranty and of the existence, creation, or incurring of new or additional Obligations. The liability of the Guarantor under this Guaranty is in addition to the liability of the Guarantor under any other guaranties executed by it. The Guarantor waives the benefit of any statute of limitations affecting its liability hereunder.

(d) This Guaranty shall continue to be effective or be reinstated, as the case may be, if at any time any payment of any Obligation is rescinded or must otherwise be returned by Citibank upon the insolvency, bankruptcy or reorganization of the Counterparty or otherwise, all as though such payment had not been made.

(e) If the Guarantor fails to pay any of the Guarantor’s obligations hereunder when the same shall become due and payable Citibank is hereby authorized at any time and from time to time, to the fullest extent permitted by law, to set off and apply any and all deposits (general or special, time or demand, provisional or final) at any time held and other indebtedness at any time owing by Citibank to or for the Guarantor’s credit or account against any and all of the Obligations, whether or not Citibank shall have made any demand under this Guaranty. Citibank agrees to promptly notify the Guarantor after any such set-off and application, provided that the failure to give such notice shall not affect the validity of such set-off and application. Citibank’s rights under this paragraph are in addition to other rights and remedies (including, without limitation, other rights of set-off) which Citibank may have.

3. Rights; Expenses. No failure by the Bank to exercise, and no delay in exercising, any right, remedy or power hereunder shall operate as a waiver thereof, nor shall any single or partial exercise by the Bank of any right, remedy or power hereunder preclude any other or future exercise of any right, remedy or power. Each and every right, remedy and power hereby granted to the Bank or allowed by law or other agreement shall be cumulative and not exclusive of any other right, remedy or power. The Guarantor agrees to pay on demand all out-of-pocket expenses (including the reasonable fees and expenses of the Bank’s counsel) in any way relating to the enforcement or protection of the Bank’s rights under this Guaranty.

4. Subrogation. The Guarantor shall not exercise any rights which it may have or acquire by way of subrogation until all of the Obligations are paid in full to the Bank. If any amounts are paid to the Guarantor in violation of the foregoing limitation, then such amounts shall be held in trust for the benefit of the Bank and shall forthwith be paid to the Bank to reduce the amount of outstanding Obligations, whether matured or unmatured. Subject to the foregoing, upon payment of all of the Obligations to the Bank, the Guarantor shall be subrogated to the rights of the Bank against the Counterparty, and the Bank agrees to take at the Guarantor’s expense such actions as the Guarantor may reasonably require to implement such subrogation.

5. Assignment; Termination. The Guarantor shall not assign its rights, interest, duties or obligations hereunder to any other person without the Bank’s prior written consent. None of the terms or provisions of this Guaranty may be waived, amended, supplemented or otherwise modified, and no consent with respect to any departure by the Guarantor from the terms hereof shall be effective, except as set forth in a written instrument executed by the Guarantor and the Bank.

6. Taxes. All payments by the Guarantor hereunder will be made in full without set-off or counterclaim and free and clear of and without withholding or deduction for or on account of any present or future taxes, duties or other charges, unless the withholding or deduction of such taxes or duties is required by law. In any such event, however, the Guarantor shall (a) promptly notify the Bank of such requirement, (b) pay to the relevant authorities the full amount required to be deducted or withheld (including the full amount required to be deducted or withheld from any additional amount paid to the Bank pursuant to this paragraph), (c) within 30 days of any payment of taxes, forward to the Bank an official receipt (or a certified copy)

evidencing such payment, and (d) pay to the Bank such additional amounts as may be necessary in order that the net amount received by the Bank after such withholding or deduction shall equal the full amounts of moneys which would have been received by the Bank in the absence of such withholding or deduction. The Guarantor will pay all stamp, registration, documentation, or other similar taxes payable in connection with this Guaranty and will keep the Bank indemnified against failure to pay the same.

7. Payments. The Guarantor hereby guarantees that the Obligations will be paid to the Bank without set-off or counterclaim, in lawful currency of the United States of America or such other freely available currency selected by the Bank, provided that such currency shall be one of the currencies in which payments are required to be made under a Transaction, at the offices of the Bank specified by the Bank for such payment. The obligations of the Guarantor hereunder shall not be discharged or satisfied by any tender or recovery pursuant to any judgment expressed in or converted into any currency except to the extent to which such tender or recovery shall result in the effective receipt by the Bank of the full amount of the currency or currencies owing under this Guaranty and the Guarantor shall indemnify the Bank (as an alternative or additional cause of action) for the amount (if any) by which such effective receipt shall fall short of the full amount of currency or currencies owing under this Guaranty and such obligation to indemnify shall not be affected by judgment being obtained for any other sums due hereunder.

8. Representations. The Guarantor is duly organized, validly existing and in good standing under the laws of its jurisdiction of incorporation, and has full corporate power to execute, deliver and perform this Guaranty. The Guarantor has duly authorized this Guaranty, and the signatory of this Guaranty has been duly authorized and has full power to execute and deliver this Guaranty on behalf of the Guarantor. This Guaranty and the providing thereof to the Bank does not violate any of the Guarantor’s constitutive documents, and this Guaranty does not violate any law, regulation or agreement applicable to the Guarantor or its assets. This Guaranty constitutes a valid, binding and enforceable agreement against the Guarantor in accordance with its terms.

9. Governing Law; Jurisdiction. This Guaranty shall be governed by, and construed in accordance with, the laws of the State of New York. With respect to any suit, action or proceeding concerning this Guaranty, the Guarantor submits to the non-exclusive jurisdiction of the Federal and State courts located in the City, County and State of New York. The Guarantor specifically and irrevocably waives (i) any objection which it may have at any time to the laying of venue of any suit, action or proceeding brought in such courts, (ii) any claim that the same has been brought in an inconvenient forum, and (iii) the right to object that such courts do not have jurisdiction over it. The Guarantor waives personal service of any summons, complaint or other process, which may be made by any other means permitted by New York law, including, without limitation, by registered mail directed to the Guarantor’s principal place of business.

10. Notices. Section 12 of the Master Agreement is incorporated herein by reference, with each reference therein to the “Agreement” deemed to be a reference to this Guaranty. The addresses and telex numbers for notices are initially as specified in the Schedule to the Agreement, in the case of notices to Citibank, and as specified beneath the signature lines below, in the case of notices to the Guarantor.

11. Miscellaneous. This Guaranty contains the entire and exclusive agreement of the parties hereto with reference to the matters discussed herein. This Guaranty supersedes all prior drafts and communications with respect thereto. The headings of paragraphs herein are inserted only for convenience and shall in no way define, describe or limit the scope or intent of any provision of this Guaranty. If any term or provision of this Guaranty shall be deemed prohibited by or invalid under any applicable law, such provision shall be invalidated without affecting the remaining provisions of this Guaranty.

12 Waiver of Jury Trial. The parties irrevocably waive all right to tril by jury in any action, procieeding, or counterclaim (whether based on contract, tort or otherwise) arising out of or relating to this Guaranty or any actions in the neogiations, administration or enforcement hereof.

13. This is a continuing guaranty and shall remain in full force and effect until Citibank shall have received written notice from the Guarantor that it has been revoked, but any such notice shall not release the Guarantor from any liability as to any Obligation or the Guarantor’s obligations hereunder (including any contingent liability) existing at the time of such notice.

IN WITNESS WHEREOF, this Guaranty has been duly executed and delivered by the Guarantor to the Bank as of the date first above written.

NEW CENTURY FINANCIAL CORPORATION

By:             /s/    PATRICK FLANAGAN

Printed Name:    Patrick Flanagan

Address for Notices:

18400 Von Karman Avenue, Suite 1000

Irvine, CA 92612

Attention: General Counsel

Phone: 949-440-7030

Fax: 949-440-7033

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